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                                                                  EXHIBIT 23-A-2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement number 333-90952 of Otter Tail Corporation on Form S-3 of our report dated February 1, 2002 incorporated by reference in the Annual Report on Form 10-K of Otter Tail Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
August 6, 2002